UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170 Carlsbad, CA 92011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2011 Annual Meeting on February 10, 2012.  Out of 406,215,073 shares of our Common Stock (as of the record date of December 16, 2011) entitled to vote at the Annual Meeting, there were 295,145,289 shares present in person or represented by proxy, representing 72.66% of the total outstanding shares of our Common Stock entitled to vote.  At the Annual Meeting, the Company’s stockholders voted on and approved each of the following three proposals.  The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2012 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	44,642,348	47,052,566	203,450,375
Gloria H. Felcyn	42,691,868	49,003,046	203,450,375
Clifford L. Flowers	47,879,097	43,815,817	203,450,375

Proposal No. 2: To ratify management’s selection of KMJ Corbin & Company LLP as our independent auditors.

Votes For	Votes Against	Abstain	Broker Non-Votes
254,523,209	19,454,023	21,168,057	-

Proposal No. 3: Stockholder proposal mandating directors and senior executives purchase self-financed company stock valued at a multiple of their total compensation through minimum monthly expenditures.

Votes For	Votes Against	Abstain	Broker Non-Votes
64,688,106	23,568,989	3,437,819	203,450,375

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: February 14, 2012	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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